Exhibit 99.1

Textura Announces 51% Revenue Growth in Third Quarter

Chicago, IL, November 5, 2014 / PRNewswire / -- Textura Corporation (NYSE: TXTR), the leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter ended September 30, 2014.
•Revenue increased 51% year over year to $16.4 million - organic growth of 43%
•Deferred revenue of $33.6 million - 54% growth year over year
•Operating expenses increased 26% year over year - adjusted operating expenses grew 14%
•Cash generated from operations of $1.2 million - resulting in year-to-date positive cash from operations
•Adjusted gross margin of 82% - up from 81% in the prior quarter
•GAAP gross margin of 80% - same as the prior quarter
•Adjusted EPS loss of $0.07 - loss of $0.12 in the prior quarter

•	Net loss per share of $0.30 - loss of $0.24 in the prior quarter, primarily due to non-recurring severance expense
•Construction value added of $18.2 billion - total active construction value of ~$155 billion

“We are pleased with our overall performance,” said Patrick Allin, Chairman and CEO of Textura. “While we are disappointed our revenue was at the low end of our guidance, this was primarily attributable to the implementation delay of a large CPM customer. We had expected their contribution to revenue and construction value to begin ramping in the third quarter; however, due to the delay, we expect project activity to ramp in the fourth quarter and 2015. Our implementation and sales pipelines are robust, and we expect to sustain high revenue growth going forward. This quarter further demonstrated the increasing leveragability in our business model - high rates of revenue growth in excess of our expense growth, resulting in cash flow generation and real progress to profitability.”
“We are happy to report that Adjusted EPS was within our guidance range at a loss of $0.07,” said Jillian Sheehan, Executive Vice President and CFO of Textura. “Additionally, cash provided by operations was positive for the second quarter in a row, resulting in year-to-date positive cash from operations. Due to the nature of our business model, when project or activity implementation is delayed, it has an impact on revenue for the next couple of quarters. However, despite this quarter’s slight lag, we expect to see strong revenue growth, increasing cash flow and improving Adjusted EPS going forward.”

Results for the quarter ended September 30, 2014:

•
Revenue: Revenue was $16.4 million, a year-over-year increase of 51%, and organic revenue increased by 43% year over year. Activity-driven revenue for the quarter was positively impacted by growth in active projects and construction value managed on our solutions as well as increased CPM subscription fee revenue.  Organization-driven revenue was positively impacted by an increase in the number of organizations using our PlanSwift solution.

•
Operating Metrics: Total active construction projects increased 29% year over year to 8,030, representing approximately $155 billion of construction value. New projects added totaled 1,792, representing $18.2 billion in construction value, a decrease of 23% year over year, primarily due to the timing of large general contractor implementations and larger-scale projects. Latista had 289 active projects and added 70 new projects, contributing $1.6 billion of the quarter's construction value added. Total number of organizations increased by 65% year over year to 16,694.

•	Deferred Revenue: Deferred revenue at September 30, 2014 was $33.6 million, up 8% from $31.1 million at June 30, 2014 and up 54% from $21.9 million at September 30, 2013.

•
Net Loss: Adjusted EBITDA loss was $1.0 million and GAAP net loss was $7.5 million, an improvement from losses of $4.5 million and $8.3 million, respectively, in the quarter ended September 30, 2013. Adjusted EPS loss was $0.07 and GAAP net loss per share was $0.30, an improvement from losses of $0.23 and $0.36, respectively, in the quarter ended September 30, 2013, driven primarily by higher revenue and a higher share count in the current year, partially offset by higher costs to support our growth and strategic initiatives.

In the current quarter, Adjusted EBITDA loss and Adjusted EPS loss improved from losses of $2.2 million and $0.12 per share, respectively, in the quarter ended June 30, 2014. These improvements from the prior quarter were driven primarily by higher revenue, partially offset by higher costs to support our growth and strategic initiatives, including our international expansion. GAAP net loss and GAAP net loss per share increased from losses of $6.1 million and $0.24 per share, respectively, in the quarter ended June 30, 2014, driven primarily by certain non-recurring severance expenses that were incurred in the current quarter.

•
Total Cash and Cash Equivalents: As of September 30, 2014, total cash and cash equivalents was $66.0 million. Cash provided by operations during the quarter was $1.2 million, resulting in positive year-to-date cash from operations. Operating cash flow improvement over the prior-year period was driven primarily by the leverage we continue to see in our business model, with revenue growing at 51%, deferred revenue growing by 54%, operating expenses growing at 26% and adjusted operating expenses growing at 14%. Other uses of cash during the quarter included capitalized software development costs and other capital expenditures, as well as an increase in restricted cash.

•
LATISTA: The Latista acquisition closed on December 2, 2013 and contributed revenue of $0.8 million in the quarter ended September 30, 2014. The impact of Latista included in the consolidated results was Adjusted EBITDA loss and GAAP net loss of $1.0 million and $1.5 million, respectively, and Adjusted EPS loss and GAAP net loss per share of $0.04 and $0.06, respectively.

	Three Months Ended September 30, 2014
	Pre-LATISTA	LATISTA	Total
Revenue (in millions)	$15.6	$0.8	$16.4
Year-over-year revenue growth	43%	-	51%
Adjusted EPS loss	$0.03	$0.04	$0.07
GAAP net loss per share	$0.24	$0.06	$0.30

Outlook
Textura is updating its guidance for the full year ending December 31, 2014.

For the quarter ended December 31, 2014, Textura expects to report:

•	Revenue in the range of $17.4 to $17.8 million

•	Year-over-year revenue growth in the range of 45 - 48%

•	Year-over-year organic revenue growth in the range of 40 - 43%

•
Adjusted EPS in the range of $(0.02) - $(0.04), excluding stock-based compensation expenses of $2.0 million and amortization of acquired intangible assets of $1.1 million, and assuming approximately 25.5 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(0.14) - $(0.16)

For the year ended December 31, 2014, Textura expects to report:

•	Revenue in the range of $62.5 to $62.9 million

•	Year-over-year revenue growth in the range of 53 - 54%

•	Year-over-year organic revenue growth in the range of 45 - 46%

•
Adjusted EPS in the range of $(0.37) - $(0.39), excluding stock-based compensation expenses of $8.5 million and amortization of acquired intangible assets of $5.0 million, and assuming approximately 25.2 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(0.98) - $(1.00)

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time / 5:00 p.m. Eastern Time to review its financial results for the quarter ended September 30, 2014 and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8470. Replays of the entire call will be available through November 12, 2014 at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID #13593201. A webcast of the conference call will also be available on the Investor Relations page of Textura's website at investors.texturacorp.com.

About Textura

Textura is the leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, LEED® management and payment. Textura's collaboration platform and online product suite represent the first time the industry has all the tools needed to manage their business in an integrated fashion to save time and money and reduce exposure to risks. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA, Adjusted EPS, Adjusted Operating Expenses and Adjusted Gross Margin Definitions.”
Adjusted EBITDA, Adjusted EPS, Adjusted Operating Expenses and Adjusted Gross Margin Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, severance expense, and acquisition-related and other expenses. In the three and nine months ended September 30, 2013, Adjusted EBITDA also excluded certain offering-related expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.

These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, severance expense, and acquisition-related and other expenses recognized during the period. In the three and nine months ended September 30, 2013, Adjusted EPS and Adjusted Net Loss also excluded certain offering-related expenses. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Operating Expenses is calculated as total operating expenses, adjusted for share-based compensation expense, amortization expense, severance expense, and acquisition-related and other expenses recognized during the period. In the three and nine months ended September 30, 2013, Adjusted Operating Expenses also excluded certain offering-related expenses. We believe the use of Adjusted Operating Expenses as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Operating Expenses is not a measurement under GAAP and should not be considered an alternative to operating expenses. The Adjusted Operating Expenses measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Gross Margin is calculated as gross margin, adjusted for share-based compensation expense, severance expense, and other tax-related costs recognized during the period. We believe the use of Adjusted Gross Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Gross Margin is not a measurement under GAAP and should not be considered an alternative to gross margin. The Adjusted Gross Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, total addressable market, demand for Textura's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships, including our acquisition of LATISTA in December 2013. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form10-K filed on November 26, 2013, and our other reports filed with the SEC.
Investor Contact:
Lacey Spang
Textura Corporation
Investor Relations
847-943-3547
investors@texturacorp.com

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$66,035	$77,130
Accounts receivable, net of allowance for doubtful accounts of $148	7,114	5,516
Prepaid expenses and other current assets	1,683	2,631
Total current assets	74,832	85,277
Property and equipment, net	24,532	21,070
Restricted cash	1,780	530
Goodwill	52,848	52,848
Intangible assets, net	13,262	17,108
Other assets	231	1,217
Total assets	$167,485	$178,050

Liabilities, Redeemable Securities and Stockholders’ Equity
Liabilities
Accounts payable	$1,626	$1,522
Accrued expenses	9,771	8,053
Deferred revenue, short-term	30,219	22,482
Notes and leases payable, short-term	645	842
Total current liabilities	42,261	32,899
Deferred revenue, long-term	3,428	3,349
Notes and leases payable, long-term	125	638
Other long-term liabilities	849	2,324
Total liabilities	46,663	39,210
Redeemable non‑controlling interest	—	355
Stockholders’ equity
Common stock, $.001 par value; 90,000 shares authorized; 26,105 and 25,247 shares issued and 25,447 and 24,785 shares outstanding at September 30, 2014 and December 31, 2013, respectively	25	25
Additional paid in capital	336,306	329,073
Treasury stock, at cost; 658 and 462 shares at September 30, 2014 and December 31, 2013, respectively	(9,899)	(5,831)
Accumulated other comprehensive loss	(98)	(49)
Accumulated deficit	(205,512)	(184,733)
Total stockholders’ equity	120,822	138,485
Total liabilities, redeemable securities and stockholders’ equity	$167,485	$178,050

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$16,354	$10,853	$45,106	$28,763
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	3,335	3,532	9,245	10,066
General and administrative	6,232	6,405	18,760	19,774
Sales and marketing	5,869	3,172	15,375	10,889
Technology and development	6,366	4,445	16,541	15,153
Depreciation and amortization	1,990	1,358	5,838	3,765
Total operating expenses	23,792	18,912	65,759	59,647
Loss from operations	(7,438)	(8,059)	(20,653)	(30,884)
Other expense, net
Interest income and other expense, net	6	18	51	27
Interest expense	(28)	(212)	(106)	(2,614)
Change in fair value of conversion option liability	—	—	—	151
Total other expense, net	(22)	(194)	(55)	(2,436)
Loss before income taxes	(7,460)	(8,253)	(20,708)	(33,320)
Income tax provision	80	68	240	259
Net loss	$(7,540)	$(8,321)	$(20,948)	$(33,579)
Less: Net loss attributable to non-controlling interest	—	(95)	(169)	(1,692)
Net loss attributable to Textura Corporation	(7,540)	(8,226)	(20,779)	(31,887)
Accretion of redeemable Series A-1 preferred stock	—	—	—	3,384
Accretion of redeemable non‑controlling interest	—	103	199	249
Dividends on Series A-2 preferred stock	—	—	—	215
Beneficial conversion of Series A-2 preferred stock	—	—	—	7,161
Net loss available to Textura Corporation common stockholders	$(7,540)	$(8,329)	$(20,978)	$(42,896)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.30)	$(0.36)	$(0.84)	$(2.83)
Weighted average number of common shares outstanding, basic and diluted	25,426	22,918	25,083	15,147

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(7,540)	$(8,321)	$(20,948)	$(33,579)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,990	1,374	5,838	3,765
Deferred income taxes	80	68	240	259
Non-cash interest expense	—	11	(1)	1,708
Change in fair value of conversion option liability	—	—	—	(152)
Share‑based compensation	2,638	1,400	6,404	11,967
Issuance of warrants for referral fees	—	202	—	202
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	20	(951)	(1,598)	(1,979)
Prepaid expenses and other assets	140	(186)	245	(607)
Deferred revenue, including long-term portion	2,499	3,126	7,816	7,260
Accounts payable	(222)	(1,700)	360	(1,759)
Accrued expenses and other	1,554	4,416	1,774	3,177
Net cash provided by (used in) operating activities	1,159	(561)	130	(9,738)
Cash flows from investing activities
Decrease in restricted cash	(1,250)	(300)	(1,250)	(530)
Purchases of property and equipment	(2,169)	(1,029)	(5,794)	(1,767)
Acquisitions of businesses, net of cash acquired	—	—	—	(989)
Net cash used in investing activities	(3,419)	(1,329)	(7,044)	(3,286)
Cash flows from financing activities
Partner’s investment in joint venture	—	—	—	199
Principal payments on loan payable	(6)	(251)	(105)	(502)
Payments on capital leases	(211)	(145)	(608)	(238)
Proceeds from debt issuances	—	—	—	6,930
Repayment of debt	—	—	—	(7,964)
Proceeds from exercise of options and warrants	661	1,815	2,213	2,226
Buyout of non-controlling interest	—	—	(1,563)	—
Deferred finance and offering costs	—	(5)	—	(404)
Proceeds from issuance of common stock in IPO, net of underwriting discounts and commissions	—	59,575	—	139,252
Repurchase of common shares (treasury)	28	—	(4,068)	(600)
Net cash provided by (used in) financing activities	472	60,989	(4,131)	138,899
Effect of changes in foreign exchange rates on cash and cash equivalents	(55)	2	(50)	(37)
Net increase (decrease) in cash and cash equivalents	(1,843)	59,101	(11,095)	125,838
Cash and cash equivalents
Beginning of period	$67,878	$68,627	$77,130	$1,890
End of period	$66,035	$127,728	$66,035	$127,728

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands and where otherwise indicated)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Activity‑driven revenue	$12,922	$8,361	$35,160	$22,148
Organization‑driven revenue	3,432	2,492	9,946	6,615
Total revenue	$16,354	$10,853	$45,106	$28,763
Activity‑driven revenue:
Number of projects added	1,792	1,511	5,233	4,223
Client‑reported construction value added (billions)	$18.2	$23.7	$55.4	$47.9
Active projects during period	8,030	6,225	11,874	9,418
Organization‑driven revenue:
Number of organizations	16,694	10,114	17,819	10,616

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014
	(in thousands)
Net loss	$(7,540)	$(8,321)	$(20,948)	$(33,579)	$(6,068)
Net interest expense	22	194	55	2,587	8
Income tax provision	80	68	240	259	80
Depreciation and amortization	1,990	1,358	5,838	3,765	1,962
EBITDA	(5,448)	(6,701)	(14,815)	(26,968)	(4,018)
Share‑based compensation expense	2,638	1,400	6,404	11,967	1,830
Severance expense	1,488	—	1,488	—	—
Acquisition‑related and other expenses *	370	758	444	1,016	—
Offering-related expenses **	—	93	—	3,104	—
Adjusted EBITDA	$(952)	$(4,450)	$(6,479)	$(10,881)	$(2,188)

* Acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.
** Offering-related expenses for the nine months ended September 30, 2013 represent one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO and expenses related to our follow-on offering in September 2013 that were not capitalized. Offering-related expenses for the three months ended September 30, 2013 represent expenses related to our follow-on offering in September 2013 that were not capitalized.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014
	(in thousands, except per share amounts)
Net loss available to Textura Corporation common shareholders	$(7,540)	$(8,329)	$(20,978)	$(42,896)	$(6,079)
Accretion of redeemable Series A-1 preferred stock	—	—	—	3,384	—
Accretion of redeemable non-controlling interest	—	103	199	249	105
Dividends on Series A-2 preferred stock	—	—	—	215	—
Beneficial conversion of Series A-2 preferred stock	—	—	—	7,161	—
Net loss attributable to non-controlling interest	—	(95)	(169)	(1,692)	(94)
Net loss	$(7,540)	$(8,321)	$(20,948)	$(33,579)	$(6,068)

Share-based compensation expense	2,638	1,400	6,404	11,967	1,830
Amortization of intangible assets	1,282	840	3,846	2,405	1,282
Severance expense	1,488	—	1,488	—	—
Acquisition-related and other expenses	370	758	444	1,016	—
Offering-related expenses	—	93	—	3,104	—
Adjusted net loss	$(1,762)	$(5,230)	$(8,766)	$(15,087)	$(2,956)

Weighted-average common shares used in basic and diluted EPS	25,426	22,918	25,083	15,147	25,001
Adjusted EPS	$(0.07)	$(0.23)	$(0.35)	$(1.00)	$(0.12)

Net loss per share	$(0.30)	$(0.36)	$(0.84)	$(2.83)	$(0.24)
Accretion of redeemable Series A-1 preferred stock	—	—	—	0.22	—
Accretion of redeemable non-controlling interest	—	—	0.01	0.02	—
Dividends on Series A-2 preferred stock	—	—	—	0.01	—
Beneficial conversion of Series A-2 preferred stock	—	—	—	0.47	—
Net loss attributable to non-controlling interest	—	—	(0.01)	(0.11)	—
Share-based compensation expense	0.10	0.06	0.26	0.79	0.07
Amortization of intangible assets	0.05	0.04	0.15	0.16	0.05
Severance expense	0.06	—	0.06	—	—
Acquisition-related and other expenses *	0.02	0.03	0.02	0.07	—
Offering-related expenses **	—	—	—	0.20	—
Adjusted EPS	$(0.07)	$(0.23)	$(0.35)	$(1.00)	$(0.12)
* Acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.
** Offering-related expenses for the nine months ended September 30, 2013 represent one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO and expenses related to our follow-on offering in September 2013 that were not capitalized. Offering-related expenses for the three months ended September 30, 2013 represent expenses related to our follow-on offering in September 2013 that were not capitalized.

The following tables reconcile Adjusted Operating Expenses to the most directly comparable GAAP measure, operating expenses:

	Three Months Ended September 30, 2014
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Other Non-Recurring Expenses *	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,335	$90	$344	$2,901
General and administrative	6,232	1,049	120	5,063
Sales and marketing	5,869	586	592	4,691
Technology and development	6,366	913	802	4,651
Depreciation and amortization	1,990	1,282	—	708
Total	$23,792	$3,920	$1,858	$18,014

	Three Months Ended September 30, 2013
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Other Non-Recurring Expenses *	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,532	$160	$550	$2,822
General and administrative	6,405	922	301	5,182
Sales and marketing	3,172	142	—	3,030
Technology and development	4,445	176	—	4,269
Depreciation and amortization	1,358	840	—	518
Total	$18,912	$2,240	$851	$15,821
* Other non-recurring expenses include severance expense, offering-related expense, and acquisition-related and other expenses. Acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.

The following table reconciles Adjusted Gross Margin to the most directly comparable GAAP measure, gross margin:

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Three Months Ended June 30, 2014
	(dollars in thousands)
Revenue	$16,354	$10,853	$14,965
Cost of services	3,335	3,532	3,028
Gross profit	13,019	7,321	11,937
Gross margin	80%	67%	80%
Adjustments:
Share-based compensation expense as % of revenue	1%	2%	1%
Other non-recurring expenses as % of revenue*	1%	5%	—%
Adjusted Gross Margin	82%	74%	81%
* Other non-recurring expenses include severance expense and certain tax-related costs.

The following table reconciles Adjusted EPS guidance to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended December 31, 2014		Twelve Months Ended December 31, 2014
	High End	Low End	High End	Low End
Net loss per share	$(0.14)	$(0.16)	$(0.98)	$(1.00)
Accretion of redeemable non-controlling interest	—	—	0.01	0.01
Share-based compensation expense	0.08	0.08	0.33	0.33
Amortization of intangible assets	0.04	0.04	0.19	0.19
Acquisition-related and other expenses*	—	—	0.02	0.02
Severance expense	—	—	0.06	0.06
Adjusted EPS	$(0.02)	$(0.04)	$(0.37)	$(0.39)
* Acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.